UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2016

NEW YORK COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590
 (Address of principal executive offices)

(516) 683-4100
(Registrant's telephone number, including area code)

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ITEM 1.02	Termination of a Material Contract

On December 19, 2016, the Boards of Directors of New York Community Bancorp, Inc. (the “Company”) and Astoria Financial Corporation (“Astoria Financial”) mutually agreed not to extend the Agreement and Plan of Merger, dated as of October 28, 2015, by and between the Company and Astoria Financial (the “Merger Agreement”), and to terminate the Merger Agreement as of January 1, 2017. A press release issued on December 20, 2016 to announce the termination of the Merger Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Upon its termination, the Merger Agreement will become void and have no effect, and none of the Company, Astoria Financial, any of their respective subsidiaries or any of the officers or directors of any of them will have any liability under the Merger Agreement, subject to limited exceptions specified in the Merger Agreement. The foregoing description of the termination provisions of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. A description of the Merger Agreement is incorporated by reference from the Form 8-K filed by the Company on October 29, 2015.

ITEM 9.01	Financial Statements and Exhibits

(d)	News release issued by the Company on December 20, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 20, 2016	NEW YORK COMMUNITY BANCORP, INC.

/s/ Ilene A. Angarola
Executive Vice President
and Director, Investor Relations

EXHIBIT INDEX

Exhibit 99.1	News release issued on December 20, 2016.